UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2010

CHINDEX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As of June 14, 2010, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Fosun Industrial Co., Limited (the “Investor”), and Shanghai Fosun Pharmaceutical (Group) Co., Ltd (the “Warrantor”).  Pursuant to the Stock Purchase Agreement, the Company has agreed to issue and sell to Investor up to 1,990,447 shares of the Company’s common stock (representing approximately 10% of all outstanding common stock after such sale, based on the number of outstanding shares as of the date of the Stock Purchase Agreement) at a purchase price of $15 per share, for an aggregate purchase price of approximately $30.0 million, the net proceeds of which are expected to be used, among other things, to continue expansion of the Company’s United Family Healthcare network.

The sale of the shares of common stock to Investor would be completed in two closings, each of which would relate to approximately one-half of the shares to be purchased and be subject to certain customary closing conditions, including that no material adverse change shall have occurred with respect to the Company.  In addition, the second closing is subject to the consummation of a joint venture (the “Joint Venture”) between the parties to be comprised of the Company’s Medical Products division and certain of Investor’s medical device businesses in China.  The initial closing is expected to occur in the second quarter of the current fiscal year and the occurrence of the second closing will depend on, among other things, the time required to consummate the Joint Venture.  The terms of the Joint Venture are outlined in a term sheet contained in the Stock Purchase Agreement and remain subject to the negotiation and execution of definitive agreements.  The Joint Venture is expected to include equity participation bonus opportunities for existing Company executives in the event of a qualified initial public offering or certain other events.

At the initial closing under the Stock Purchase Agreement, the Company, Investor and Warrantor would enter into a stockholder agreement (the “Stockholder Agreement”).  Under the Stockholder Agreement, until the first to occur of (i) Investor holds 5% or less of the outstanding shares of common stock, (ii) there shall have been a change of control of the Company as defined in the Stockholder Agreement, and (iii) the seventh anniversary of the initial closing, Investor has agreed to vote its shares in accordance with the recommendation of the Company’s Board of Directors on any matters submitted to a vote of the stockholders of the Company relating to the election of directors and compensation matters and with respect to certain proxy or consent solicitations.  The Stockholder Agreement also contains standstill restrictions on Investor generally prohibiting the purchase of additional securities of the Company.  The standstill restrictions terminate on the same basis as does the voting agreement above, except that the 5% standard would increase to 10% upon the second closing.  In addition, the Stockholder Agreement contains an Investor lock-up restricting sales by Investor of its shares of the Company’s common stock for a period of up to five years following the date of the Stockholder Agreement, subject to certain exceptions.

Upon the second closing under the Stock Purchase Agreement, Investor will have the right to, among other things, nominate two representatives for election to the Company’s Board of Directors, which will be increased to nine members, and pledge its shares, subject to certain conditions.  In order to induce Investor to enter into the proposed transaction and without any consideration therefor, each of the Company’s chief executive, operating and financial officers, in their capacities as stockholders of the Company, has agreed to certain limitations on his or her right to dispose of shares of the Company’s common stock and to vote for Investor’s board nominees.

The foregoing descriptions of the Stock Purchase Agreement and Stockholder Agreement do not purport to be complete and are qualified in their respective entireties by reference to the Stock Purchase Agreement and Stockholder Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K under Item 9.01(d) and incorporated herein by reference.

Item 3.03.  Material Modification of Rights of Security Holders.

Prior to the execution of the Stock Purchase Agreement, the board of directors of the Company approved and the Company entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated June 7, 2007, as amended by Amendment No. 1 to Rights Agreement, dated November 4, 2007, by and between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”).  The Amendment, among other things, renders the Rights Agreement inapplicable to the Stock Purchase Agreement and the transactions contemplated thereby.  The Amendment has been filed as exhibit 10.3 to this Current Report on Form 8-K under Item 9.01(d).

Item 8.01.  Other Events.

The press release issued by the Company on June 14, 2010 announcing a stock sale and agreement to form a joint venture is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.  The information contained in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that Section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

Forward- Looking Statements

       Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our representatives have made or continue to make forward-looking statements, orally or in writing, in other contexts. These forward-looking statements generally can be identified by the use of terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “continue” and similar expressions, or as other statements that do not relate solely to historical facts. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict or quantify. Management believes these statements to be reasonable when made. However, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such forward-looking statements involve known and unknown risks, including, but not limited to, those identified in “Risk Factors” in the Company’s filings with the SEC, to which we refer you. These risks also include without limitation that there can be no assurance that the Company will consummate the transactions described above on the projected timetable or at all nor that specific terms thereof will be effectively enforceable, and that completion of the Joint Venture will depend on the negotiation of numerous business terms not reflected in the current term sheet or only reflected in general terms, including the respective operations to be contributed by the parties, which terms may vary as a result of, among other things, negotiations, due diligence, operational developments of the businesses to be contributed and the industries thereof, valuation considerations and external factors.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Securities Purchase Agreement
10.2	Stockholder Agreement
10.3	Amendment No. 2 to Rights Agreement
99.1	Press Release Issued June 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2010

CHINDEX INTERNATIONAL, INC.

By:	/s/ Robert C. Low
	Name:	Robert C. Low
	Title:	Vice President of Finance, Chief Accounting Officer and Corporate Controller

INDEX TO EXHIBITS

Exhibit	Description
10.1	Securities Purchase Agreement
10.2	Stockholder Agreement
10.3	Amendment No. 2 to Rights Agreement
99.1	Press Release Issued June 14, 2010